MYR Group Inc.

                           List of Subsidiaries


  The Company's significant subsidiaries are:

  Name of Corporation           State or Jurisdiction       Percentage
    or other entity                 of Organization         of Interest
  -------------------               ---------------        -------------
  The L. E. Myers Co.                 Delaware                100%

  Hawkeye Construction, Inc.          Oregon                  100%

  Harlan Electric Company             Michigan                100%

  D.W. Close Company Inc.             Washington              100%

  Sturgeon Electric Company, Inc.     Michigan                100%(1)

  Power Piping Company                Pennsylvania            100%(1)

  ComTel Technologies, Inc.           Colorado                100%

  MYRcom, Inc.                        Delaware                100%


  (1)    wholly owned subsidiary of Harlan Electric Company


                                                                Exhibit 21
                                - 65 -